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                                                                    EXHIBIT 4(t)

SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
NON-QUALIFIED STOCK OPTION AGREEMENT AND CONFIRMATION
1995 STOCK OPTION PLAN

                  ACCOUNT NUMBER:                        OPTION NUMBER:

                                                         OPTION SHARES:

                                                          OPTION PRICE:

                                                            GRANT DATE:

                                                       EXPIRATION DATE:

THIS AGREEMENT is entered into as of the above stated Grant Date by and between SCIENCE APPLICATIONS INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and the undersigned, who is affiliated with the Company or a subsidiary of the Company ("Subsidiary") as an employee, director or consultant ("Optionee").

                                    RECITALS

WHEREAS the Company's Board of Directors has approved the granting to Optionee of an option to purchase shares of the Company's Class A Common Stock, $.01 par value per share ("Stock"), in the belief that the interests of the Company and Optionee will be advanced by encouraging and enabling Optionee to acquire a proprietary interest in the Company.

NOW, THEREFORE, in consideration of the mutual promises herein set forth, it is agreed:

1. GRANT OF OPTION; NUMBER OF SHARES; OPTION PRICE. Subject to Optionee executing and returning this Agreement to the Company's Stock Programs Department within 120 days from the Grant Date (unless such delay is approved by the Stock Option Committee, in its sole unreviewable discretion, upon a finding of good cause), the Company hereby grants to Optionee an option to purchase, on the terms and conditions herein set forth, all or any part of the number of shares of Stock ("Option Shares"), at the purchase price per share ("Option Price") both set forth above. In the event Optionee fails to execute and return this Agreement as provided above, the option will be forfeited and this Agreement will be null and void.

2. TERM OF OPTION. This option shall expire five (5) years from the Grant Date of this Agreement, except as and to the extent that the term of the option may sooner terminate as provided in Section 4 hereof. Notice of termination or expiration shall not be the responsibility of the Company.

3. EXERCISE OF OPTION. The right to exercise the option shall be in accordance with the following schedule:

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         (a)      The option may not be exercised in whole or in part at
                  any time prior to the first-year anniversary of the Grant
                  Date.

         (b) The option may be exercised as to 20% of the Option Shares after the first-year anniversary of the Grant Date.

         (c) The option may be exercised as to an additional 20% of the Option Shares after the second-year anniversary of the Grant Date.

         (d) The option may be exercised as to an additional 20% of the Option Shares after the third-year anniversary of the Grant Date.

         (e) The option may be exercised as to an additional 40% of the Option Shares after the fourth-year anniversary of the Grant Date.

The rights to exercise the option, as specified in the preceding schedule, shall be cumulative. Optionee may buy all, or from time to time, any part of the maximum number of Option Shares which are then exercisable, but in no case may Optionee exercise the option in regard to any fraction of a share. Except as set forth in Section 4(c) below, this option shall be exercisable only by Optionee.

4. TERMINATION OF OPTION. If Optionee shall cease to be affiliated with the Company or a Subsidiary as an employee, director or consultant, this option shall terminate in accordance with the following:

         (a) If Optionee ceases to be affiliated with the Company or a Subsidiary and such affiliation ceases for any reason other than death, retirement or permanent total disability, Optionee may exercise this option within the thirty (30) day period following such cessation of affiliation, but only to the extent that this option was exercisable at the date of such cessation of affiliation.

         (b) If Optionee is an employee and ceases to be affiliated with the Company or a Subsidiary and such affiliation ceases as a result of Optionee's normal retirement, permanent total disability or early retirement under the terms of a retirement or pension plan maintained by the Company or a Subsidiary and in which Optionee is a participant, Optionee may exercise this option within the ninety (90) day period following such cessation of affiliation, but only to the extent that this option was exercisable at the date of such cessation of affiliation.

         (c) If Optionee ceases to be affiliated with the Company or a Subsidiary and such affiliation ceases as a result of Optionee's death, this option may be exercised within the one
                  (1) year period following such death, and then only by the beneficiary designated by Optionee or by the

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                  person or persons to whom Optionee's rights under this option shall pass by Optionee's will or by the laws of descent and distribution, but only to the extent that this option was exercisable at the date of Optionee's death.

         (d) If Optionee is an employee of the Company or a Subsidiary and is on a leave of absence pursuant to the terms of The Company's Administrative Policy No. B-11 "Unpaid Personal Leave of Absence", Optionee shall not during the period of such absence be deemed, by virtue of such absence alone, to have terminated Optionee's employment with the Company or a Subsidiary. Unless Optionee is on a Medical Leave (as hereinafter defined), all rights which Optionee would have had to exercise the option will be suspended during the period of such leave of absence. Upon Optionee's return to the Company or a Subsidiary, all rights to exercise the option shall be restored to the extent the option is exercisable at that time. If Optionee is on a Medical Leave, Optionee shall have all rights to exercise the option that Optionee would have had if Optionee were not on a Medical Leave. For purposes of this Section 4(d), "Medical Leave" shall be defined as a leave of absence for medical reasons which shall begin after ninety-one (91) consecutive calendar days of total disability leave and shall remain in effect until the earlier of a release by the attending physician for Optionee to return to work or until the termination of employment.

         (e) If any portion of the option granted hereunder is not exercised by the end of the applicable period specified in (a), (b) or (c) of this Section 4, any such unexercised portion and all of Optionee's rights with respect thereto shall terminate at the end of such period. In no event shall this option or any portion thereof be exercisable beyond the five (5) year term stated in Section 2.

5. RIGHTS, RESTRICTIONS AND LIMITATIONS. ALL SHARES OF STOCK ISSUED UPON THE EXERCISE OF THIS OPTION ARE SUBJECT TO THE RIGHTS, RESTRICTIONS AND LIMITATIONS SET FORTH IN ARTICLE FOURTH OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED.

6. RESTRICTIONS UNDER SECURITIES LAW. All shares of Stock covered by this Agreement are subject to any restrictions which may be imposed under applicable state and federal securities laws and are subject to obtaining all necessary consents which may be required by, or any condition which may be imposed in accordance with, applicable state and federal securities laws or regulations.

7. INVESTMENT. Optionee agrees that any and all shares of Stock purchased upon the exercise of this option shall be acquired for investment and not for distribution.

8. CAPITAL ADJUSTMENT. The Option Price and the number of Option Shares shall be appropriately adjusted to any increase or decrease

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in the number of shares of Stock which the Company has issued and outstanding resulting from any stock split, stock dividend, combination of shares or any other change, or any exchange for other securities or any reclassification, reorganization, redesignation, recapitalization or otherwise.

9. INCORPORATION OF STOCK OPTION PLAN. The option granted hereby is granted pursuant to the Company's 1995 Stock Option Plan ("Plan"), all the terms and conditions of which are hereby made a part hereof and are incorporated herein by reference. In the event of any inconsistency between the terms and conditions contained herein and those set forth in the Plan, the terms and conditions of the Plan shall prevail.

10. EMPLOYMENT AT WILL. If Optionee is an employee of the Company or a Subsidiary, such employment is not for any specified term and may be terminated by employee or by the Company or a Subsidiary at any time, for any reason, with or without cause. Nothing in this Agreement or the Plan shall confer upon Optionee any right to continue in the employ of, or affiliation with, the Company or a Subsidiary nor constitute any promise or commitment by the Company or a Subsidiary regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

11. MISCELLANEOUS. This Agreement contains the entire agreement between the parties with respect to its subject matter. This Agreement shall be binding upon and shall inure to the benefit of the respective parties, the successors and assigns of the Company, and the heirs, legatees and personal representatives of Optionee. Optionee acknowledges that signing this Agreement constitutes an unequivocal acceptance of this Agreement and any attempted modifications or deletions will have no force or effect upon the Company's right to enforce the terms and conditions stated herein.

12. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to such state's principles of conflict of laws.

IN WITNESS WHEREOF, THE UNDERSIGNED OPTIONEE HEREBY AGREES TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, ACKNOWLEDGES RECEIPT OF THE 1995 STOCK OPTION PLAN AND HEREBY ACKNOWLEDGES THAT THIS AGREEMENT SHALL NOT BE BINDING ON THE COMPANY UNTIL AN UNALTERED COPY OF THIS AGREEMENT HAS BEEN SIGNED BY THE OPTIONEE, RETURNED TO, RECEIVED AND APPROVED BY THE COMPANY.

____________________________________________                   ______________
Signature of Optionee                                          Date

PLEASE SIGN AND RETURN THIS COPY TO THE STOCK PROGRAMS DEPARTMENT. THIS AGREEMENT MUST BE SIGNED AND RETURNED WITHIN 120 DAYS OR THE OPTION WILL BE FORFEITED AND THIS AGREEMENT WILL BE NULL AND VOID.

A copy will be returned to you upon receipt of this Agreement.


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